EXHIBIT 99.1

GEE Group Announces Results for the Fiscal 2023 Second Quarter and YTD

Jacksonville, FL, May 15, 2023 /Accesswire/ – GEE Group Inc. (NYSE American: JOB) together with its subsidiaries (collectively referred to as the “Company”, “GEE Group”, “us”, “our”, or “we”), a provider of professional staffing services and human resource solutions, today announced consolidated results for the fiscal 2023 second quarter ended March 31, 2023.  All amounts presented herein are consolidated or derived from consolidated amounts, and are rounded and represent approximations, accordingly.

2023 Second Quarter and YTD Highlights

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Professional contract services revenues for the three and six-month periods ended March 31, 2023 were $30.8 million and $62.5 million, up $0.7 million and near level, respectively, compared with the same fiscal 2022 periods. Excluding the effects of certain discreet (non-recurring) projects for professional staffing support provided to former COVID-19 response vaccination and testing facilities during the comparable fiscal 2022 periods, remaining professional contract services revenues increased $1.6 million and $3.1 million, respectively, or by 5% each period. Information Technology (IT) led our professional contract services revenue growth at 11% and 13%, respectively, during the three-month and six-month periods ended March 31, 2023, over prior comparable periods.

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Direct hire placement revenues for the three and six-months ended March 31, 2023 were $4.9 million and $10.6 million, as compared with $5.9 million and $12.0 million, for the three and six-months ended March 31, 2022, respectively. Demand for the Company’s direct hire placement services was significantly higher during fiscal 2022, primarily due to a stronger economy coupled with a continued “post COVID-19 bounce” in employment that fiscal year. The result was a more favorable labor market for permanent, full-time hires resulting in a record high for direct hire placement production in fiscal 2022.

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Consolidated revenues for the three and six-month periods ended March 31, 2023 were $38.9 million and $80.0 million, down 2% and 3%, respectively, over the comparable fiscal 2022 periods. The slight quarter over quarter declines can be attributed primarily to 2022’s better than expected performance in direct hire placement revenues and a more robust economy in that fiscal year. Despite some potential headwinds, we remain cautiously optimistic about our overall revenue generation capability for the remainder of fiscal 2023, based on recent predictions regarding the state of the labor market and forecasted macroeconomic conditions.

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Gross profits and gross margins were $13.2 million, and 34.0%, and $27.6 million, and 34.5%, for the three and six-month periods ended March 31, 2023, respectively, compared to $14.5 million, and 36.6%, and $30.1 million, and 36.5%, respectively, for the comparable fiscal 2022 periods. In addition to the effects of record high direct hire placement business in fiscal 2022 (which has 100% gross margin and increases overall gross margin) and fiscal 2022’s non-recurring COVID-19 response projects, the decreases in gross profit and gross margin are attributable, in part, to increases in contractor pay associated with recent inflation resulting in some spread compression within the Professional Services Segment. The Company has stepped-up counter-inflationary measures, including increases in mark-ups, bill rates and spreads in order to ameliorate recent margin compression. GEE Group’s current gross margin percentages remain relatively high and very competitive, as compared to its peer group.

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Selling, general and administrative expenses (“SG&A”) for the three and six-month periods ended March 31, 2023 were $11.7 million and $24.5 million, down 4% and level, respectively, compared with the same fiscal 2022 periods. SG&A for the three-month period ended March 31, 2023, as a percentage of revenues, was 30% compared to 31% for the three-month period ended March 31, 2022. SG&A for the three-month period ended March 31, 2022 included the settlement of a legal matter totaling $975 thousand. The small net increase in SG&A relative to revenue excluding the impact of this non-recurring fiscal 2022 charge is largely a result of the effects of inflation on compensation and other operating costs. In the latter part of February and in March 2023, the Company implemented certain cost reductions with estimated annual savings of approximately $4.0 million, which are expected to have a positive impact on results for the remainder of fiscal 2023. The Company monitors operating costs including the impacts of inflation with a view towards identifying and taking advantage of potential cost reductions on a routine basis.

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Net income for the three and six-month periods ended March 31, 2023, was $0.7 million, or $0.01 per diluted share, and $1.3 million, or $0.01 per diluted share, as compared with net income of $1.1 million, or $0.01 per diluted share, and $17.8 million, or $0.15 per diluted share for the three and six-month ended March 31, 2022. The significant decrease in net income for the six months ended March 31, 2023, is mainly attributable to gains of $16.8 million from extinguishment of the Company’s remaining PPP loans, offset by a $2.15 million non-cash goodwill impairment charge during the six months ended March 31, 2022. The remaining net decrease is consistent with the declines in gross profit and gross margins for the six months ended March 31, 2023, from their record levels during the comparable fiscal 2022 periods, as explained above. Also as discussed above, our recent price increases and targeted cost reductions are expected to begin to have positive effects on results during the remainder of fiscal 2023.

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Adjusted EBITDA (a non-GAAP financial measure) for the three and six-month periods ended March 31, 2023, was $1.7 million and $3.7 million, respectively, as compared with $3.4 million and $7.3 million, respectively, from comparable fiscal 2022 periods. As discussed above, higher direct hire revenues and gross profit in fiscal 2022, and recent inflation in wages and other costs were the primary drivers of the decline in earnings during the three-month and six-month periods ended March 31, 2023, compared with comparable prior periods. The Company expects recent price increases and targeted cost reductions to begin to have positive effects on results during the remainder of fiscal 2023. Reconciliations of net income to non-GAAP Adjusted EBITDA are attached hereto.

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Adjusted free cash flow (a non-GAAP financial measure) YTD of fiscal year 2023 was $3.2 million, as compared with $6.1 million for the first half of fiscal 2022. Adjusted free cash flow has been adjusted to exclude payments of the two installments of deferred FICA taxes of $1.8 million during each period under the CARES Act. Higher adjusted free cash flow during the first half of fiscal 2022, is largely the result of fiscal 2022’s extraordinary performance. In addition, adjusted free cash flow for the first half of fiscal 2023, included the effects of annual cash bonus payments under the Company’s new performance-based incentive compensation program following fiscal 2022’s extraordinary performance. Reconciliations of cash flow from operating activities to non-GAAP adjusted free cash flow are attached hereto.

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As of March 31, 2023, cash balance of $20.1 million (up $1.3 million since September 30, 2022), borrowing availability under GEE Group’s bank ABL credit facility was $13.3 million and net working capital of $29.9 million. As of March 31, 2023, current ratio of 3.6, shareholders’ equity of $102.8 million, and zero long term debt.

•	Net book value per share and net tangible book value per share were $0.90 and $0.28, respectively, as of March 31, 2023, both up in comparison to those as of September 30, 2022.

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Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “We are pleased with our results for the fiscal second quarter and first half of fiscal 2023, especially considering the volatility and uncertainties that persist in our economy and labor markets. We are especially pleased with revenue performance in our professional IT contract services markets, which have grown by double digits so far in 2023. We continue to express the same cautious optimism for future profitable organic growth, increased earnings and enhanced free cash flow for the remainder of fiscal 2023. Beginning in the fiscal 2023 third quarter, we expect to see the benefit and positive impact on the Company’s financial results from the significant cost-saving measures we implemented in late February and March. Our capital allocation strategy includes the recently announced Share Repurchase Plan authorized by our Board of Directors to repurchase up to $20 million in GEE Group Inc. common shares through open market purchases between now and the end of this calendar year. In addition, we are constantly on the lookout for opportunities to augment internal growth with strategic acquisitions that are appropriately priced so that they are accretive to earnings. The maximization of shareholder value is paramount to our growth strategy.”

Mr. Dewan added, "Fiscal 2023 looks promising so far in light of economic conditions and despite the current and potential headwinds that lie ahead. We intend to continue our philosophy and strategy of taking advantage of any and all opportunities we can to help our clients meet their human resource needs as we all continue to navigate this unprecedented time of socioeconomic change. Our people are the best in the business at identifying, recruiting and placing optimal talent available to meet our clients’ unique and ever-evolving needs. The flexible, on-demand workforce needs of corporate America remain strong and are growing and changing daily. These dynamic changes in how America works will benefit our Company and the staffing industry as a whole.”

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Additional Information to Consider in Conjunction with the Press Release

The aforementioned 2023 fiscal second quarter highlights and results should be read in conjunction with all of the financial and other information included in GEE Group's most recent Quarterly Report on Form 10-Q, and its most recent Annual Report on Form 10-K, as well as any applicable recent Current Reports on Forms 8-K and 8-K/A, Registration Statements and Amendments on Forms S-1 and S-3, and Information Statements on Schedules 14A and 14C, filed with the SEC. The discussion of financial results in this press release, and the information included herein include the use of non-GAAP financial measures and related schedules attached hereto which reconcile the related items prescribed by accounting principles generally accepted in the United States (“GAAP” or “U.S GAAP”) to the non-GAAP financial information also are presented herein. These non-GAAP financial measures are not a substitute for the comparable measures prescribed by GAAP as further discussed below in this press release.  See "Use of Non-GAAP Financial Measures" and the reconciliations of Non-GAAP Financial Measures used in this press release with the Company’s corresponding financial measures presented in accordance with U.S. GAAP below.

Financial information provided in this press release also may consist of or refer to estimates, projected or pro forma financial information and certain assumptions that are considered forward looking statements, which are predictive in nature and depend on future events, and any such predicted or projected financial or other results may not be realized nor are they guarantees of future performance.  See "Forward-Looking Statements Safe Harbor" below which incorporates "Risk Factors" related to the COVID-19 pandemic and other potential items which may possibly have a negative effect on the Company's business.

Use of Non-GAAP Financial Measures

The Company presents and highlights certain non-GAAP financial measures in this press release, including Adjusted Net Income, EBITDA, Adjusted EBITDA and Free Cash Flow.  Management and the board of directors use and refer to these non-GAAP financial measures internally as a supplement to financial information presented in accordance with U.S. GAAP.  Non-GAAP financial measures are used for purposes of evaluating operating performance, financial planning purposes, establishing operational and budgetary goals, setting financial goals for incentive compensation plans, analysis of debt service capacity, capital expenditure planning and determining working capital needs.  The Company also believes that these non-GAAP financial measures also are considered useful by investors.

Non-GAAP Adjusted Net Income is defined as Net Income adjusted for non-cash stock compensation expenses, acquisition, integration, restructuring and other non-recurring expenses, capital markets-related expenses, gains or losses on extinguishment of debt and noncash goodwill impairment charges.

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Non-GAAP EBITDA is defined as net income before interest, taxes, depreciation and amortization.  Non-GAAP adjusted EBITDA is defined as EBITDA, adjusted for the same items used to derive non-GAAP adjusted net income (loss).  Non-GAAP free cash flow is defined as cash flow from operating activities, less capital expenditures.  Non-GAAP adjusted net income, EBITDA, adjusted EBITDA and free cash flow are not terms proscribed or defined by GAAP and, as a result, the Company's measure of them may not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above should be considered in addition to, and not as substitutes for, nor as being superior to net income reported in the consolidated statements of income, cash and cash flows reported in the consolidated statements of cash flows, or other measures of financial performance reflected in the Company's consolidated financial statements prepared in accordance with U.S. GAAP included in Forms 10-Q and 10-K filed with the SEC, which should be read and referred to in order to obtain a comprehensive and thorough understanding of the Company's financial results.

The reconciliations of: (1) net income to non-GAAP adjusted net income, (2) net income to non-GAAP EBITDA and adjusted EBITDA, and (3) net cash from operating activities to non-GAAP adjusted free cash flow referred to in the highlights or elsewhere in this press release are provided in the following schedules that also form a part of this press release.

Reconciliation of Net Income to
Non-GAAP Adjusted Net Income
Three Month Periods Ended March 31,
(In thousands)
	2023	2022
Net income	$658	$1,087
Non-cash stock compensation	126	152
Settlement of legal matter	-	975
Acquisition, integration & restructuring	65	30
Non-GAAP adjusted net income	$849	$2,244

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Reconciliation of Net Income to
Non-GAAP Adjusted Net Income
Six Month Periods Ended March 31,
(In thousands)
	2023	2022
Net income	$1,312	$17,755
Non-cash stock compensation	500	299
Gains on PPP loan forgiveness	-	(16,773)
Non-cash goodwill impairment charge	-	2,150
Settlement of legal matter	-	975
Severance agreement	-	510
Acquisition, integration & restructuring	110	46
Non-GAAP adjusted net income	$1,922	$4,962

Reconciliation of Net Income to
Non-GAAP EBITDA and Adjusted EBITDA
Three Month Periods Ended March 31,
(In thousands)
	2023	2022
Net income	$658	$1,087
Interest expense	73	98
Interest income	(95)	-
Income taxes	58	(8)
Depreciation	98	94
Amortization	719	1,015
Non-GAAP EBITDA	1,511	2,286
Non-cash stock compensation	126	152
Settlement of legal matter	-	975
Acquisition, integration & restructuring	65	30
Non-GAAP adjusted EBITDA	$1,702	$3,443

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Reconciliation of Net Income (Loss) to
Non-GAAP EBITDA and Adjusted EBITDA
Six Month Periods Ended March 31,
(In thousands)
	2023	2022
Net income	$1,312	$17,755
Interest expense	146	205
Interest income	(133)	-
Income taxes	131	(37)
Gains on PPP loan forgiveness	-	(16,773)
Depreciation	199	180
Amortization	1,439	2,029
Non-cash goodwill impairment charge	-	2,150
Non-GAAP EBITDA	3,094	5,509
Non-cash stock compensation	500	299
Settlement of legal matter	-	975
Severance agreement	-	510
Acquisition, integration & restructuring	110	46
Non-GAAP adjusted EBITDA	$3,704	$7,339

Reconciliation of Net Cash from Operating Activities to
Non-GAAP Free Cash Flow and Adjusted Free Cash Flow
Six Month Periods Ended March 31,
(In thousands)
	2023	2022
Net cash provided by operating activities	$1,439	$4,456
Acquisition of property and equipment	(84)	(155)
Non-GAAP free cash flow	1,355	4,301
Deferred FICA Payments under CARES Act	1,827	1,827
Non-GAAP adjusted free cash flow	$3,182	$6,128

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GEE GROUP INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(Amounts in thousands except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022

NET REVENUES:
Contract staffing services	$33,976	$33,745	$69,377	$70,429
Direct hire placement services	4,883	5,884	10,630	12,047
NET REVENUES	38,859	39,629	80,007	82,476

Cost of contract services	25,643	25,115	52,400	52,380
GROSS PROFIT	13,216	14,514	27,607	30,096

Selling, general and administrative expenses	11,705	12,228	24,513	24,587
Depreciation expense	98	94	199	180
Amortization of intangible assets	719	1,015	1,439	2,029
Goodwill impairment charge	-	-	-	2,150
INCOME FROM OPERATIONS	694	1,177	1,456	1,150
Gain on extinguishment of debt	-	-	-	16,773
Interest expense	(73)	(98)	(146)	(205)
Interest income	95	-	133	-
INCOME BEFORE INCOME TAX PROVISION	716	1,079	1,443	17,718
Provision for income tax expense (benefit)	58	(8)	131	(37)
NET INCOME	$658	$1,087	$1,312	$17,755

BASIC EARNINGS PER SHARE	$0.01	$0.01	$0.01	$0.16
DILUTED EARNINGS PER SHARE	$0.01	$0.01	$0.01	$0.15

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	114,450	114,100	114,450	114,100
DILUTED	115,185	115,642	115,226	115,592

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GEE GROUP INC. CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(Amounts in thousands)

	March 31, 2023	September 30, 2022
ASSETS
CURRENT ASSETS:
Cash	$20,099	$18,848
Accounts receivable, less allowances ($702 and $738, respectively)	20,431	22,770
Prepaid expenses and other current assets	757	604
Total current assets	41,287	42,222
Property and equipment, net	1,025	1,140
Goodwill	61,293	61,293
Other intangible assets, net	9,846	11,285
Right-of-use assets	3,979	2,830
Other long-term assets	679	784
TOTAL ASSETS	$118,109	$119,554

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,373	$2,958
Accrued compensation	5,580	5,750
Current operating lease liabilities	1,461	1,333
Other current liabilities	945	5,538
Total current liabilities	11,359	15,579
Deferred taxes	617	528
Noncurrent operating lease liabilities	2,867	1,889
Other long-term liabilities	451	555
Total liabilities	15,294	18,551

Commitments and contingencies (Note 12)

SHAREHOLDERS' EQUITY
Common stock, no par value; authorized - 200,000 shares; issued and outstanding - 114,450 shares at March 31, 2023 and 114,450 shares at September 30, 2021	112,551	112,051
Accumulated deficit	(9,736)	(11,048)
Total shareholders' equity	102,815	101,003
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$118,109	$119,554

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About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-looking Statements Safe Harbor

In addition to historical information, this press release contains statements relating to possible future events and/or the Company's future results (including results of business operations, certain projections, future financial condition, pro forma financial information, and business trends and prospects) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995 and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. These forward-looking statements include without limitation information relating to our intended share repurchases, the amount and timing of share repurchases, the possibility that the share repurchase program may be discontinued or suspended, anticipated cash flow generation and expected shareholder benefits. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," “pro forma”, "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. The international pandemic, the “Novel Coronavirus” (“COVID”-19), has been detrimental and may continue to negatively impact and disrupt the Company’s business operations. The health outbreak has caused a significant negative effect on the global economy, employment in general including the lack of demand for the Company’s services which was exacerbated by government and client directed “quarantines”, “remote working”, “shut-downs” and “social distancing”. There is no assurance that conditions will not persist or worsen and further negatively impact GEE Group. Certain other factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism, industrial accidents, or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities  and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants including the lack of liquidity to support business operations and the inability to refinance debt, failure to obtain necessary financing or the inability to access the capital markets and/or obtain alternative sources of capital; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; (xiii) the adverse impact of geopolitical events, government mandates, natural disasters or health crises, force majeure occurrences, global pandemics such as the deadly “coronavirus” (COVID-19) or other harmful viral or non-viral rapidly spreading diseases and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Kim Thorpe

630.954.0400

invest@genp.com

SOURCE: GEE Group Inc.

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